Exhibit 10.1


CONFIDENTIAL TREATMENT OF REDACTED PORTIONS HAS BEEN GRANTED BY THE SEC


Execution Document
February 3, 1999


Baker Norton Pharmaceuticals Paclitaxel Supply Agreement


THIS SUPPLY AGREEMENT ("Agreement"), dated February 3, 1999, is entered into by and between BAKER NORTON PHARMACEUTICALS, INC., a Florida corporation ("BNP"), and HAUSER, INC., a Colorado corporation ("Supplier").

WHEREAS, Supplier is a manufacturer of paclitaxel bulk drug substance, has determined to exit such manufacturing business, has in stock a quantity of the raw material used to make paclitaxel bulk drug substance, and desires to use some of such stock to manufacture and supply to BNP paclitaxel bulk drug substance; and

WHEREAS, BNP desires to have Supplier manufacture and supply paclitaxel bulk drug substance on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions

1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the terms set forh below have the meanings indicated for the purposes of this Agreement.

"Affiliate" means any Person which controls, is controlled by or is under common control with BNP or Supplier, as the case may be. The term "control" means the ownership, directly or indirectly, of 50 percent or more of the voting stock or equity interest of the subject Person.

"Designated Period" means the period commencing with the date of this Agreement and ending on the third anniversary of the Manufacture Date of the last lot of substance delivered by Supplier to BNP under this Agreement.

"DMF" means a Drug Master File for the Substance maintained by Supplier on file with a Regulatory Authority.

"FDA" means the Food and Drug Administration or any successor agency of the United States government.

"FDCA" means the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time, and the regulations and guidelines promulgated pursuant thereto.

"GMP" means "good manufacturing practices," as that term is defined under the FDCA.

"Manufacture Date" means, with respect to any lot of Substance, the date of manufacture of such lot as coded in the label for that lot in accordance with Supplier's normal labeling practices.

"Person" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

"Product" means a finished dosage form pharmaceutical product for human consumption containing the Substance as an active ingredient.

"Protocols" means the analytical methods and procedures referred to in
Schedule 1 and Supplier Protocol [     ], as such analytical methods and
procedures have been provided to BNP in writing prior to the execution of this Agreement.

"Regulatory Authorities" means the FDA and its foreign equivalents, as applicable.

"Specifications" means the specifications for Substance attached as Schedule 1 attached hereto and incorporated herein, as the same may be amended from time to time by mutual agreement of the parties.

"Substance" means paclitaxel bulk drug substance manufactured and released by Supplier in accordance with GMP which satisfies the Specifications.

2.  Supply

2.1 Agreement to Supply. On and subject to the terms and conditions of this Agreement, Supplier shall manufacture and sell to BNP and BNP shall purchase
from Supplier, an aggregate of [    ] kilograms of Substance in such
quantities and at such times as are specified in Schedule 2 hereto.

2.2  Purchase Price; Escrow.

(a)  The purchase price to be paid by BNP to Supplier for the Substance
conforming to this Agreement shall be US$[       ] per kilogram delivered.
The purchase price shall be paid as provided in Section 2.4(b), provided that a portion of the purchase price shall be paid pursuant to escrow as provided in Section 2.2(b).

(b) (i) Concurrently with the execution of this Agreement, the parties shall execute and deliver an Escrow Agreement substantially in the form of Exhibit A hereto, with Norwest Bank Colorado, National Association, or such other financial institution as the parties may agree, as the Escrow Agent;
and BNP shall deposit the sum of US$[     ] (representing the purchase price
for the last US[    ] of Substance to be delivered by Supplier to BNP
pursuant to this Agreement) with the Escrow Agent to hold as the "Escrowed Funds" in accordance with the Escrow Agreement. The Escrow Agreement provides that the Escrow Agent shall make certain releases and deliveries on the tenth banking day following receipt from Supplier (as "Seller") of a "Delivery Notice" as prescribed in the Escrow Agreement unless, prior to that day, the Escrow Agent has received a "Claim Notice" from BNP (as "Buyer") as prescribed in the Escrow Agreement.

(ii) Supplier hereby agrees with BNP that Supplier will not deliver a Delivery Notice to the Escrow Agent under the Escrow Agreement prior to the earliest of the following events.

(A) Supplier has delivered to BNP all of the Substance required to be delivered by Supplier under, and in accordance with, this Agreement, and at least 30 days have elapsed after the last such delivery, and either (1) BNP has not given Supplier notice of nonconformity as to any of such Substance pursuant to Section 2.4(a) or (2) all of such Substance as to which BNP has given such notice of nonconformity has been determined to be conforming pursuant to Section 2.4(a); or

(B) Supplier has tendered for delivery to BNP all of the Substance required to be tendered by Supplier under this Agreement (all of which Substance is in conformance with the requirements therefor under this Agreement) to a date upon which BNP repudiates its obligations under this Agreement or otherwise by action or omission legally excuses Supplier from further performance under this Agreement, and such repudiation or legal excuse, as the case may be, remains in effect and does not arise out of any breach by Supplier.

Credits and refunds given by Supplier as contemplated in this Agreement shall be included in determining the quantities of Substance that Supplier is required to deliver or tender for delivery under this Agreement. Seller agrees to give to BNP a copy of any Delivery Notice that it gives to the Escrow Agent, no later than the time the Delivery Notice is given to the Escrow Agent.

(iii) BNP hereby agrees with Supplier that it will not deliver a Claim Notice to the Escrow Agent under the Escrow Agreement unless, to the time the Claim Notice is delivered to the Escrow Agent, neither of the following has occurred.

(A) Supplier has delivered to BNP all of the Substance required to be delivered by Supplier under, and in accordance with, this Agreement, and at least 30 days have elapsed after the last such delivery, and either (1) BNP has not given Supplier notice of nonconformity as to any of such Substance pursuant to Section 2.4(a) or (2) all of such Substance as to which BNP has given such notice of nonconformity has been determined to be conforming pursuant to Section 2.4(a);

(B) Supplier has tendered for delivery to BNP all of the Substance required to be tendered by Supplier under this Agreement (all of which Substance is in conformance with the requirements therefor under this Agreement) to a date upon which BNP repudiates its obligations under this Agreement or otherwise by action or omission legally excuses Supplier from further performance under this Agreement, and such repudiation or legal excuse, as the case may be, remains in effect and does not arise out of any breach by Supplier.

The parties agree that any dispute as to either party's rights to any portion of the Escrowed Funds may be resolved by arbitration pursuant to Section 8.14, and each party shall participate in providing such instructions to the Escrow Agent, with respect to the Escrowed Funds, as may be required by award in such arbitration. Upon delivery of any portion of the Escrowed Funds to Supplier, such delivered portion shall be credited toward BNP'S obligations to pay the purchase price.

2.3 Shipment. Sales of the Substance shall be F.O.B. BNP'S Miami plant or such other location within the United States of America as may be designated by BNP. Supplier will bear all risk of loss, delay or damage in transit until the Substance is actually received by BNP. Supplier shall pay all costs related to the delivery of the Substance to BNP, including, without
limitation, all freight, insurance and handling charges.   Title and risk of
loss to the Substance shall pass to BNP upon BNP's receipt of the Substance at its designated delivery destination.

2.4  Product Inspection; Payment.

(a) All Substance received by BNP shall be subject to inspection and testing by BNP within 30 days following BNP's receipt thereof. When the results of any testing conducted within such period indicate that a lot of delivered Substance does not meet the Specifications or any other provisions of this Agreement, BNP will give Supplier notice thereof, identifying with particularity the claims of nonconformance, within the applicable 30-day period. Supplier shall have 30 days after receipt of BNP's notice within which to give notice to BNP whether Supplier accepts or rejects BNP'S claims of nonconformance. Any dispute arising under this Section 2.4(a) shall be resolved by re-testing by a qualified testing laboratory acceptable to both parties. The cost of the re-testing shall be borne by BNP if the lot is shown to be conforming, and by Supplier if the lot is shown to be nonconforming. Substance which is determined to be nonconforming pursuant to the foregoing provisions may be rejected and returned to Supplier at Supplier's expense including transportation and handling costs, provided that BNP returns the nonconforming Substance to Supplier in accordance with Supplier's instructions; provided, however, that, if Supplier does not provide such instructions within 30 days after BNP's notice of rejection, or the testing laboratory's determination of nonconformity, as the case may be, then BNP may dispose of the nonconforming substance in such manner as it determines, at Supplier's expense. Within 60 days after rejection of Substance by BNP, or determination of nonconformity by the testing laboratory, as the case may be, Supplier shall, at its option, either (i) make replacement delivery of conforming Substance at no cost or charge to BNP or (ii) issue full refund or credit to BNP for the amount paid or invoiced
for the nonconforming Substance.   Supplier shall have no further obligation
to deliver replacement quantities of Substance as to which it has issued refund or credit, and the total quantity purchasable by BNP under this
Agreement shall be reduced accordingly.   Payment for Substance shall not be
deemed acceptance of such Substance.

(b) BNP shall pay Supplier the purchase price for conforming or otherwise accepted Substance delivered to BNP no later than 30 days after the later of
(i) BNP's receipt of the Substance or (ii) determination of conformity by the testing laboratory as contemplated in Section 2.4(a), as the case may be.
Notwithstanding the foregoing, the purchase price for the last US$[      ] of
Substance to be delivered by Supplier to BNP shall be deposited in escrow by BNP as contemplated in Section 2.2(b) and, upon delivery of any portion of the Escrowed Funds to or for the benefit of Supplier as contemplated in
Section 2.2(b), such delivered portion shall be credited toward BNP's obligations to pay the purchase price.

3.   Regulatory Matters and Manufacturing Standards

3.1   Maintenance of Drug Master File.

(a)   During the Designated Period, Supplier shall, at Supplier's expense,
(i) maintain DMFs on file with the FDA and with such other Regulatory Authorities as Supplier may determine or as BNP may request from time to time, and comply with the requirements of the Regulatory Authorities with respect thereto; (ii) amend the DMFs to permit BNP to incorporate by reference all data and information in the DMFs which BNP requires in support of its submissions to any of the Regulatory Authorities for Product which
utilize the Substance; (iii) timely and fully respond to the [          ]
issued by the FDA to Supplier in [               ] and to the items relating
to Substance contained in the major amendment letter issued by the FDA to
[                  ] in [       ], and resolve any deficiencies contained in
such letters related to Supplier's facilities and/or the Substance to the satisfaction of the FDA; (iv) use its best efforts to resolve other deficiencies identified by any Regulatory Authority which materially and adversely affect BNP's use of the Substance in Product, including without limitation by using its best efforts to provide such documentation, data and information and making such corrections as the Regulatory Authorities may require (in considering the efforts required of Supplier, it is recognized that Supplier intends to exit from the business of manufacturing paclitaxel bulk drug substance and that such exit may limit the efforts it is able to make, but Supplier shall in any event remain able, during the Designated Period, to provide to the Regulatory Authorities the documentation, data, and information, as to Substance delivered or to be delivered under this Agreement, that it would compile in the ordinary course of business and in accordance with the requirements of the Regulatory Authorities if it were not exiting the business); and (v) cooperate with BNP in connection with BNP's submissions to the Regulatory Authorities for approval of Product.

(b) Supplier shall not make any change to any DMF without the prior written approval of BNP, which approval shall not be unreasonably withheld. Supplier shall provide BNP with one copy of the non-proprietary portion of each DMF and any non-proprietary updates and amendments thereto promptly upon completion thereof. Promptly upon BNP's request, Supplier agrees to provide BNP with any required authorization to allow all applicable Regulatory Authorities to access, review and refer to the DMFs in connection with any regulatory submissions or product applications by BNP and its designees. At the request of BNP or any Regulatory Authority, Supplier shall execute and deliver to BNP, or to the Regulatory Authority with a copy to BNP, as applicable, any further documents that BNP or the Regulatory Authority may request to evidence the rights of BNP hereunder.

(c)   After Supplier has delivered [    ] kilograms of conforming Substance
to BNP and has fully performed and completed its obligations under 3.1(a)(iii) above, Supplier, at its option, may assign and transfer any or all of the DMFs to BNP (or its designee), provided that such assignment and transfer can be made without any material adverse effect on BNP, the Product, approval of the Product, the DMFs or BNP'S marketing, sale or use of the Substance or Product, and BNP will cooperate to accomplish such assignment and transfer.

(d) During the Designated Period, Supplier shall monitor the stability of the Substance and comply with the DMF as on file with the FDA in accordance with its regulatory obligations under the FDCA and in accordance with
Schedule 1. Without limiting the generality of the foregoing, during the Designated Period and thereafter for the period ending with the fifth anniversary of the Manufacture Date of the last lot of Substance delivered by Supplier to BNP under this Agreement (the period beginning with the end of the Designated Period and ending on such fifth anniversary being the "Extended Period"), Supplier shall sample the paclitaxel bulk drug substance
that it manufactures in compliance with Supplier Protocol  [           ],
will monitor stability of such samples in accordance with Supplier Protocol
[           ], and will notify BNP promptly if, during the Designated Period or the Extended Period, any of such samples fails to meet the stability
parameters of Supplier Protocol  [           ]; provided, however, that
Supplier may, at any time following the expiration of the Designated Period but before the expiration of the Extended Period, transfer all of such samples and stability data to BNP, so that BNP may continue to so monitor the stability of such samples. Supplier represents to BNP that Supplier Protocol
[          ] is in conformity with the requirements of the International
Conference on Harmonization guidelines with respect to stability testing for active drug substances. Nothing in this Section 3.1(d) shall be deemed to constitute a representation or warranty by Supplier as to the stability or any other characteristic of the Substance, the only such warranties being made as provided in Section 4.1.

3.2 Lot Certifications. Supplier shall perform full release testing for each lot of Substance delivered to BNP and shall obtain and retain a representative sample from each such lot. Supplier shall assay and analyze each such lot in strict accordance with the Protocols. Supplier shall provide to BNP, with each delivery of Substance, a copy of the certificate of analysis for each lot included in the delivery, together with such other information as BNP shall reasonably request in connection therewith.

3.3 Notification of Adverse Events. During the Designated Period, Supplier shall, immediately upon becoming aware thereof, inform BNP of (a) any pending or threatened litigation, governmental investigation, proceeding or action involving the Substance or Supplier's manufacturing facilities for the Substance, (b) any defective, adulterated or misbranded Substance, (c) any information suggesting that the Substance is defective or fails to meet the Specifications.

4.   Warranties and Indemnity

4.1 Representations, Warranties and Covenants. Supplier makes to BNP the representations, warranties and covenants set forth in Schedule 3 and also represents, warrants and covenants to BNP that: (a) Supplier shall obtain and maintain all necessary permits, registrations and licenses required to manufacture and supply the Substance under this Agreement, including without limitation registration of the establishment where the Substance is manufactured and stored; (b) Supplier will comply with all laws, rules and regulations, including all GMP, applicable to the manufacture, labeling, packaging, storage and shipment of the Substance in effect from time to time;
(c) the Substance supplied pursuant to this Agreement shall fully conform with the quality and other requirements of the Specifications; (d) the Substance shall not be adulterated or misbranded within the meaning of the
FD&C Act, and shall not be a product that would violate any section of the
FD&C Act if introduced into interstate commerce; (e) during the Designated Period, the Substance shall be stable as contemplated in Supplier Protocol
[           ], with delivery to by Supplier to BNP at ambient temperature, provided that it is continuously stored, following such delivery to BNP, in accordance with the recommended storage conditions specified in Supplier
Label [           ](as such label has been provided to BNP in writing prior to the execution of this Agreement) at temperatures within the range of
[           ]; (f) the Substance and the sale or use of the Substance by BNP or its Affiliates will not infringe any patent, trademark, copyright or other rights of third parties; and (g) Supplier has full right and authority to enter into this Agreement without the consent or approval of any third party.

4.2 Indemnity by Supplier. Supplier shall indemnify and hold BNP and its Affiliates and their respective officers, directors and employees harmless from and against any and all liability, damage, loss, cost or expense (including attorney's fees and expenses) arising out of or resulting from any third party claims made or suits brought against any of such parties which arise or result from the breach by Supplier of any of Supplier's representations, warranties, covenants and agreements under this Agreement, except to the extent such liability, damage, loss, cost or expense arises out of or results from the breach by BNP of any of BNP's representations, warranties, covenants and agreements under this Agreement, or from the negligence or willful misconduct of BNP.

4.3 Indemnity by BNP. BNP shall indemnify and hold Supplier and its Affiliates and their respective officers, directors and employees harmless from and against any and all liability, damage, loss, cost or expense (including attorney's fees and expenses) arising out of or resulting from any third party claims made or suits brought against any of such parties which arise or result (a) from BNP's use or sale of Product or (b) from the breach by BNP of any of BNP's representations, warranties, covenants and agreements under this Agreement, except to the extent such liability, damage, loss, cost or expense arises out of or results from the breach by Supplier of any of Supplier's representations, warranties, covenants and agreements under this Agreement, or from the negligence or willful misconduct of Supplier.

5.   Confidentiality

5.1 Confidential Information. During the period from the date hereof through the tenth anniversary of the date hereof, each party shall keep confidential and not disclose to others or use for any purpose, other than as authorized by this Agreement, all confidential information which was provided to it by the other party or its Affiliates or their respective employees or representatives ("Confidential Information"). The restrictions of this
Section 5 shall not apply to any Confidential Information which (a) is already known to the recipient at the time of disclosure; (b) is or becomes public knowledge through no fault of the recipient; (c) is received from a third party having the lawful right to disclose the information; (d) subject to Section 5.2, is required by law to be disclosed; (e) is required to be disclosed in order to exercise rights granted or retained pursuant to this Agreement; or (f) is required to be disclosed by BNP in connection with any applications filed with Regulatory Authorities or in connection with its marketing and sale of the Product.

5.2 Required Disclosure. If either party is required under applicable law to disclose Confidential Information by any court or to any governmental authority, the party required to disclose the Confidential Information shall, prior to such disclosure, notify the other party of such requirement and all particulars related to such requirement. The notified party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine, and the other party shall fully cooperate with the notified party in this regard.

5.3 Return of Confidential Information. This Agreement does not constitute the conveyance of ownership with respect to or a license to any Confidential Information. Upon the expiration or termination of this Agreement for any reason, each party agrees to return to the other party all documentation or other tangible evidence or embodiment of Confidential Information belonging to the other party.

6.   Inspections

6.1 Regulatory Inspections. Supplier agrees to promptly notify BNP of any inspections by any Regulatory Authority which pertain to the Substance or the premises where the Substance is manufactured, and shall promptly provide to BNP copies of all correspondence, reports, notices, findings and other material pertinent to such inspections, as they are received or produced by Supplier.

6.2 Access. BNP shall have the right, upon notice to Supplier and during normal business hours, not more than once during any calendar year, to inspect and audit Supplier's facilities at which the Substance is manufactured, packaged or stored, in order to ensure that the Substance is being manufactured, packaged and stored in compliance with the Specifications, current GMP and all applicable laws and regulations. During such inspections, Supplier shall permit BNP to contact and question the appropriate knowledgeable personnel of Supplier responsible for manufacturing, packaging and storing the Substance. Supplier shall make available to BNP and its duly authorized representatives and agents all books, records and documents which in any way pertain to the manufacture of the Substance or quality control testing and compliance procedures.

7.   Product Recall

7.1 Product Recall. If, during the Designated Period, (a) any Regulatory Authority shall rightfully seize any of the Substance or Product or shall request or require the recall of any of the Product or (b) BNP deems it necessary to initiate a voluntary recall of any Product, and if the cause or reason for any such seizure or recall relates to the Substance and (in the case of a seizure or recall by reason of the action of a Regulatory Authority) the Regulatory Authority has issued a warning letter to Supplier, then Supplier shall be responsible for and shall indemnify and hold BNP and its Affiliates and their respective officers, directors and employees harmless from and against any and all claims, losses, damages and liabilities, including attorneys fees and expenses, relating to such recall and seizure, including, without limitation, the cost of notifying customers, the costs associated with the shipment of recalled Product from BNP's customers, the cost of the Substance and all credits extended to BNP's customers as a result thereof, and all other costs of effecting such seizure or recall.

8.   Miscellaneous.

8.1 Notice. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to BNP:       Baker Norton Pharmaceuticals, Inc.
                 4400 Biscayne Boulevard
                 Miami, Florida 33137
                 Attention:  Vice President
                 Facsimile: (305) 575-6027
                 Confirming telephone: (305) 575-6004

with a copy to:  IVAX Corporation
                 4400 Biscayne Boulevard
                 Miami, Florida 33137
                 Attention: General Counsel
                 Facsimile: (305) 575-6049
                 Confirming telephone: (305) 575-6031

If to Supplier:  Hauser, Inc.
                 5555 Airport Boulevard
                 Boulder, Colorado  80301
                 Attention:  President
                 Facsimile:  (303) 441-5802
                 Confirming telephone: 303-443-4662

Each such notice shall be deemed delivered (1) on the date delivered if by personal delivery, (2) on the date telecommunicated if by facsimile, and (3) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. By giving to the other parties at least 15 days written notice thereof, the parties and their respective successors and permitted assigns shall have the right from time to time to change their respective addresses.

8.2 Further Assurances. Each party agrees to execute and deliver any and all such other and additional instruments and documents and do any and all such other acts and things as may be necessary or expedient to effectuate more fully this Agreement and to carry out the business contemplated by this Agreement.

8.3 Survival. The indemnification, confidentiality and other obligations of the parties shall not be affected or impaired by and shall survive
completion of delivery of and payment for [   ] kilograms of Substance.

8.4 Force Majeure. The inability of any party to commence or complete its obligations hereunder by the dates herein required resulting from delays caused by strikes, insurrection, acts of God, war, emergencies, shortages or unavailability of materials, or other causes beyond the party's reasonable control which shall have been timely communicated to the other party, shall extend the period for the performance of the obligations for the period equal to the period(s) of any such delays(s); provided that such party shall continue to perform to the extent feasible in view of such force majeure; and provided further, that if such force majeure shall continue for a period of six months, the other party shall have the right to terminate this Agreement upon written notice to the party unable to perform.

8.5 Assignment; Binding Effect. This Agreement may not be assigned by Supplier without the written consent of BNP. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by an officer authorized to execute waivers, extensions or amendments. No waiver by any party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.7 Entire Agreement. This Agreement and the Exhibit attached hereto contain every obligation and understanding between the parties relating to the subject hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

8.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, in any country, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted in such country in a manner which accomplishes, to the extent possible, the original purpose of such provision.

8.9 Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to affect the interpretation of any provision of this Agreement.

8.10 No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the parties to this Agreement, and no other Person (including without limitation any creditor of any party to this Agreement) shall have any right or claim against any party to this Agreement by reason of those provisions or be entitled to enforce any of those provisions against any party to this Agreement.

8.11 Relationship of Parties. This Agreement shall not constitute or be construed as creating a partnership or joint venture between BNP and Supplier, and neither party shall be liable for any debts or obligations of the other party. BNP shall in no way be considered as being an agent or representative of Supplier in any dealings which BNP may have with any third party, and BNP may neither act for, nor bind, Supplier in any such dealings.

8.12 Construction. The parties acknowledge that each has been advised by counsel during the course of negotiation of this Agreement and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

8.14   Arbitration.   All disputes arising out of or relating to this
Agreement or to the breach or validity thereof shall be finally settled by an arbitration proceeding to be held at a neutral location that is mutually agreeable to the parties (or is determined by the American Arbitration Association if the parties are not able to agree) under the Commercial Rules of Arbitration of the American Arbitration Association by three neutral arbitrators appointed in accordance with those rules. The decision of the arbitrators shall be binding and conclusive upon each party hereto and may be enforced in any court of competent jurisdiction. At least one of the arbitrators shall have substantial experience in pharmaceutical supply agreements. The arbitrators shall be specifically empowered to render a decree requiring specific performance.

8.15 Equitable Remedies. Each of the parties acknowledges and agrees that, in the event of a breach or threatened breach of this Agreement by any party or the failure of a party to perform in accordance with the specific terms hereof, the other party hereto will be irreparably damaged and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any and all other rights which may be available, at law or in equity, the non-breaching party shall be entitled to injunctive relief and/or specifically to enforce the terms and provisions hereof in any court of competent jurisdiction.

8.16 Remedies Cumulative. The rights and remedies given in this Agreement to a nondefaulting party shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved to a nondefaulting party under the provisions of this Agreement or given to a nondefaulting party at law or in equity.

8.17 Prevailing Party. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or as a result of a breach by the other party of any of its terms, the prevailing party shall be entitled to recover from the nonprevailing party attorneys' fees, costs and expenses incurred by the prevailing party in connection with such action.

8.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.19 English Version. In the event that this Agreement is translated into a language other than English, the English version of this Agreement shall control all questions of interpretation with respect thereto.

8.20 Press Releases. Neither party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions thereof without the prior written consent of the other party. However, this restriction shall not apply to disclosures required by law or regulation.

[Signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized representatives effective as of the date first above written.

HAUSER, INC.

By:       /s/David I. Rosenthal
Name:        David I. Rosenthal
Title:       Chief Financial Officer and Treasurer


BAKER NORTON
PHARMACEUTICALS, INC.

By:      /s/Jane Hsiao
Name:       Jane Hsiao
Title:      Vice President

SCHEDULE 1

Specifications

Characteristic             Test Method      Description
Appearance                 Visual           [           ]
Identity                   IR               [           ]
HPLC                       [           ]    [           ]
Specific rotation          [           ]    [           ]
Assay                      [           ]    [           ]
Individual impurities      [           ]    [           ]
                           Specific         Impurity Index Maximum
                           Impurity         Allowable Area (%)
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
Organic volatile           [           ]    [  ]
Impurities                 [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
                           [           ]    [  ]
Moisture (Karl Fischer)    [           ]    [  ]
Residue on Ignition        [           ]    [  ]
Heavy Metals               [           ]    [  ]
Bacterial Endotoxins       [           ]    [  ]
Total Microbial Count      [           ]    [  ]

SCHEDULE 2
Shipments

Shipments will begin with approximately [  ] kilograms and will continue to
be shipped as the Substance is produced, not to exceed [   ] kilograms per
month.

SCHEDULE 3

Additional Representations, Warranties and Covenants

Pursuant to Section 4.1 of the Agreement to which this schedule is attached, Supplier makes the following representations, warranties and covenants to
BNP:

1. Supplier has the right (to the exclusion of any third party) to grant BNP the right to reference the DMFs as contemplated in the Agreement, subject to applicable law, and Supplier owns all right, title and interest (to the exclusion of any third party) in and to the DMFs to which BNP is or may be granted such right of reference.

2. The harvesting operations for all raw materials used to manufacture Substance shall comply with all pertinent permits, land use and environmental regulations of applicable Regulatory Authorities. Supplier shall be responsible for disposing in an environmentally safe manner any and all residue resulting from manufacture of Substance. Supplier agrees that it shall adopt and follow safe handling, storage, transportation, use, treatment and disposal practices in connection with Supplier's collection of raw materials and its manufacture of Substance, including but not limited to, all such practices required by federal, state and local government law. Supplier shall instruct its employees, independent contractors and agents of any precautions or safe use practices required in the handling, manufacture, storage or disposal of all materials required for Supplier's collection of raw materials and its production of Substance. Supplier possesses skill and expertise in the safe handling, storage, manufacture and disposal of said products. All of the Substance sold under the Agreement shall be produced from Taxus biomass that has been gathered or cultivated in compliance with any applicable federal, state or provincial laws and regulations. Supplier shall provide BNP, in writing, with all pertinent information available regarding handling precautions and hazards associated with Substance, including without limitation a current Material Safety Data Sheet.

3. Supplier has good and marketable title to, and the right to sell to BNP in accordance with the Agreement, the Substance and, at the time of delivery of the Substance to BNP, the Substance shall be free and clear of any liens or encumbrances other than those created or suffered by or under BNP.

4. Supplier is not debarred under the FD&C Act and it does not and will not use in any capacity the services of any Person debarred under the FD&C Act. Neither Supplier, nor, to the best of its knowledge, any of its employees, agents or contractors has engaged in any activity that could lead to it becoming debarred under the FD&C Act.

5. Supplier shall conduct its manufacturing operations hereunder in a safe and prudent manner, in compliance with all applicable laws and regulations (including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protecting the environment, and those dealing with disposal of wastes), and in compliance with all applicable provisions of this Agreement.

[End of Schedule 3.]

CONFIDENTIAL TREATMENT OF REDACTED PORTIONS HAS BEEN GRANTED BY THE SEC